UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 24, 2007

ADESA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-32198	35-1842546
(Commission File Number)	(I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard Carmel, Indiana	46032
(Address of Principal Executive Offices)	(Zip Code)

(800) 923-3725

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 24, 2007, ADESA, Inc. (the “Company”) issued a press release announcing that the Federal Trade Commission has granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to the previously announced agreement to acquire the Company by a group of private equity funds.

A copy of the press release issued by the Company announcing the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is filed as an exhibit hereto and is incorporated herein by reference.

About the Transaction

In connection with the transaction, the Company plans to file with the Securities and Exchange Commission and mail to its stockholders a proxy statement.  The proxy statement will contain important information about the Company, the transaction and related matters.  Investors and security holders are urged to read the proxy statement carefully when it becomes available.  Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company through the Securities and Exchange Commission’s website at http://www.sec.gov, or by contacting the Company’s Investor Relations department at IRcontactus@adesa.com or 1-800-923-3725.

The Company and its directors, executive officers and other members of management may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the contemplated transactions.  Information about the Company’s participants in the solicitation is set forth in the Company’s Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and the proxy statement relating to the transaction (when it becomes available).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 99.1   Press Release dated January 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADESA, INC.

Date: January 24, 2007	By:	/s/ David G. Gartzke
David G. Gartzke
Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit 99.1   Press Release dated January 24, 2007